                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): June 27, 2007
                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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Item 1.01:  Entry into a Material Definitive Agreement

The information required by Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01:  Completion of Acquisition or Disposition of Assets

On June 27, 2007, AeroCentury Corp. (the "Company") completed the acquisition of two Fokker Model F.28 MK 0100 for US$6,320,000 and US$6,860,000, respectively, from Pembroke Capital Aircraft (Shannon) Limited ("Pembroke").
Both aircraft are subject to leases with Dutch Antilles Express B.V. ("DAE") pursuant to contemporaneously executed novations of existing lease agreements. Other than the sale and lease novation agreements, there is no material pre-existing relationship between the Company, its affiliates or any of the Company's directors and officers, on the one hand, and either of Pembroke or DAE, on the other. The terms of the acquisition were negotiated between the Company and Pembroke on an arms-length basis.

Exhibits:

10.1    Purchase Agreement with Pembroke Capital Aircraft (Shannon) Limited (11331)
 10.2    Purchase Agreement with Pembroke Capital Aircraft (Shannon) Limited (11310)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 28, 2007
AEROCENTURY CORP.

By: /s/ Toni M. Perazzo

Toni M. Perazzo
Sr. Vice President & Chief Financial Officer